EX-3.1
ARTICLES  OF  INCORPORATION  -  IDAHO

                            ARTICLES OF INCORPORATION
                            -------------------------
                                       of
                           BEACON LIGHT MINING COMPANY
                           ---------------------------


     KNOW ALL MEN BVY THESE PRESENTS: That we, the undersigned, all of whom are citizens and residents of the United States of America and all of full age, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Idaho, and we hereby certify:

                                       I.

     That  the  name  of  this corporation shall be BEACON LIGHT MINING COMPANY.

                                       II.

     That  the  purpose  for  which  this  corporation is formed are as follows:

     (a) To purchase, acquire, own, enter, lease, and rent mines, mining claims and mineral lands of every kind, nature and description; also to purchase, acquire, enter, own, lease or rent mill sites, water rights, timber claims or other timber lands, prospect and develop mines and mineral lands of every kind, nature and description, either for itself or for other companies, corporations or individuals upon such terms and for such remuneration as it shall deem fit and proper, and to accept, take and hold mineral lands, and claims of every kind, nature and description, either as an entirety or any interest in the same; and to buy, sell, own or control stock of other corporations as it deems fit and proper. To do everything that may be proper in the conduct of its business in the way of developing, prospecting, locating, acquiring, buying and selling, renting and leasing, mineral lands and mining claims of every kind, nature, and description, and working such mines, and the production of ores and mineral therefrom and in reducing such ores to the most merchantable value, and in so doing the same to contract, buy, build, and sell, own and operate all necessary mills, smelters, machinery, roads, railroads, either steam or electric, tramways, ditches, flumes, and such other property as it shall deem fit and necessary for carrying out the objects herein stated. To buy, sell, or lease mines and mining property of all kinds and property of every kind, nature and description useful or necessary in operating and maintaining the same and in reducing the ores and refining the minerals taken therefrom. To erect buildings, sawmills, boarding houses and hotels, and to conduct the same. And to conduct mercantile business of all kinds and other adjuncts to mines and concentrating mills; and to engage in steam and other transportation, road building and engineering, freighting and carrying.

     (b) To conduct a general mining, milling and smelting and reducing business.

     (c) To exercise the right of eminent domain according to law, and to condemn rights of way for tunnels, shafts, hoisting works, dumps, cuts, ditches, canals, reservoirs, storage basins, dams, roads, railroads, and tramways incident, necessary or convenient for the uses and purposes and objects of this corporation, and do all things incident to the general business of this corporation, and do all things incident to the general business of this corporation in the State of Idaho, and the other states and territories of the United States and elsewhere that this corporation may desire or conclude to do business.

     (d) To buy and sell ores, bullion, metals and concentrates and tailings and other materials and to reduce ores and minerals for pay.

     (e) To purchase, use and own and enjoy any and all franchises useful or beneficial for the prosecution of the business of this corporation.

     (f) To borrow money on its notes, bonds and other obligations for the general purposes of this corporation and to mortgage, pledge and give in trust any and all of its property to secure the payment thereof.

     (g) To do and perform any and all other things that may be found necessary or convenient to carry out the objects of this corporation.

                                      III.

     The principal place of business of this corporation shall be at Mullan, Shoshone County, Idaho, with power to establish branch offices elsewhere in the United States of America, or the Dominion of Canada, at such places as the said corporation, by its board of directors, may direct. Meetings of the stockholders, either regular or special, may be called and held at any place without the State of Idaho and within the United States as by-laws may from time to time provide.

                                       IV.

     The  existence  of  this  corporation  shall  be  perpetual.

                                       V.

     The number of its directors shall be not less than three and not more than thirteen in number. The first board of directors shall be three in number and the board of directors, if authorized by the by-laws of the corporation, shall have the right to engage the board to not more than seven in number, but no other addition thereto shall be made except by the stockholders at an annual meeting or at a special meeting called for that purpose.

     The names of the directors who are to act for the first corporate year and/or until their successors are elected and qualified, shall be determined and they shall be designated at the first meeting of the stockholders.

                                       VI.

     The amount of capital stock of this corporation is fixed at $375,000.00 divided into 1,500,000 shares of the par value of twenty-five cents per share; and shall be non-assessable.

                                      VII.

     The amount of the capital stock which has been actually subscribed is 5 shares and the persons by whom it has been subscribed are as follows, to wit:

NAME  OF  SUBSCRIBER          No.  of  Shares          AMOUNT
--------------------          ---------------          ------

Henry  George                      1               $  .25
Edward  B.  Thompson               1               $  .25
C.  P.  Jeager                     1               $  .25
H.  J.  Clemons                    1               $  .25
Walter  H.  Hanson                 1               $  .25

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seal this 4th day of March, A.D. 1953.
---


    /s/H.J.  Clemons       (SEAL)
---------------------------------

    /s/Walter  H.  Hanson   (SEAL)
----------------------------------

    /s/C.  P.  Jeager       (SEAL)
----------------------------------

    /s/Henry  George       (SEAL)
---------------------------------

    /s/Edward  Thompson    (SEAL)
---------------------------------

    /s/Harry  Nobles       (SEAL)
---------------------------------


STATE  OF  WASINGTON)
                    )  ss.
County  of  Spokane )

     On this 20th day of March, 1953, before me, a Notary Public in and for the above named State, personally appeared Walter H. Hanson, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Spokane, Washington, the day and year in this certificate first above written.


    /s/Jowles
    -------------
Notary  Public  for  the  State  of  Washington
Residing  in  Spokane.

STATE  OF  WASINGTON)
                    )  ss.
County  of  Spokane )

     On this 20th day of March, 1953, before me, a Notary Public in and for the above named State, personally appeared H. J. Clemons, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Spokane, Washington, the day and year in this certificate first above written.


    /s/Jowles
    -------------
Notary  Public  for  the  State  of  Washington
Residing  in  Spokane.

STATE  OF  WASINGTON)
                    )  ss.
County  of  Spokane )

     On this 15th day of April, 1953, before me, a Notary Public in and for the above named State, personally appeared Henry George, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Spokane, Washington, the day and year in this certificate first above written.

    /s/E.  L.  Ferguson
    -----------------------
Notary  Public  for  the  State  of  Washington
Residing  in  Spokane.

STATE  OF  WASINGTON)
                    )  ss.
County  of  Spokane )

     On this 14th day of April, 1953, before me, a Notary Public in and for the above named State, personally appeared Henry Nobles, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Spokane, Washington, the day and year in this certificate first above written.

    /s/Evert  Houing
    --------------------
Notary  Public  for  the  State  of  Washington
Residing  in  Spokane.

STATE  OF  WASINGTON)
                    )  ss.
County  of  Spokane )

     On this 14th day of April, 1953, before me, a Notary Public in and for the above named State, personally appeared Edward B. Thompson, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Spokane, Washington, the day and year in this certificate first above written.

    /s/Bundlers
    ---------------
Notary  Public  for  the  State  of  Washington
Residing  in

STATE  OF  WASINGTON)
                    )  ss.
County  of  Spokane )

     On this 14th day of April, 1953, before me, a Notary Public in and for the above named State, personally appeared Chas. P. Jaeger, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in Spokane, Washington, the day and year in this certificate first above written.

    /s/Luise  Fritekie
    ----------------------
Notary  Public  for  the  State  of  Washington
Residing  in  Spokane.

STATE  OF  WASINGTON)
                    )  ss.
County  of  Spokane )

     H. J. Clemons, being duly sworn, deposes and says that he is an incorporator of the BEACON LIGHT MINING COMPANY, an Idaho Corporation, which will have its principal place of business at Mullan in Shoshone County, State of Idaho; that he is one of those actively engaged in the incorporation of said business and is acquainted with the other incorporators and subscribers to its capital stock; and that with the exception of affiant, all others are residents of the State of Washington. That affiant is and expects to continue to be a resident of Mullan, Shoshone County, State of Idaho. That affiant and all other incorporators and prospective stockholders of said Company are over the legal age, as well as being citizens of the United States.

     It is expected, although not yet determined, that the principal place of business of said corporation will be in the village of Mullan, Shoshone County, State of Idaho, but in any event it will be in Shoshone County.

     At this time the Company has no property and does not for some time at least, expect to acquire and operate any.

     It will be, wherever its filing until development starts, a non-productive company and as affiant is advised by counsel, there is no charge levied against a non-productive company. The Company is not officially organized, but is now in process of organization and at the present time it is not doing business and does not expect to be doing any business in Idaho until action shall be taken by the Board of Directors of the Company if and when they decide to do business in Idaho, and as aforesaid, this has not yet been done.

     /s/  H.J.  Clemons
-----------------------

SUBSCRIBED  AND  SWORN  TO  before  me  this  21st  day  of  March,  1953.

    /s/Luise  Fritekie
    ----------------------
Notary  Public  for  the  State
of  Washington,  residing  in  Spokane.









































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